Exhibit 1.01

Conflict Minerals Report

I.	INTRODUCTION

This Conflict Minerals Report for Thermo Fisher Scientific Inc. (“Thermo Fisher,” the “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2014 to December 31, 2014.

Rule 13p-1 is applicable to SEC issuers that manufacture products where “conflict minerals are necessary to the functionality or production” of the product.1 This regulation requires SEC registrants to disclose annually through the Form SD whether certain minerals (namely tin, tungsten, tantalum, and gold, collectively known as “Conflict Minerals” or “3TG”) originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). In certain circumstances, this regulation also requires companies to furnish annually to the SEC a public report outlining the due diligence exercised by the company to determine the source and origin of 3TGs in the product(s) they produce.2

In accordance with this regulation, we designed and executed a supply chain due diligence process in accordance with Annex I of the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).3

Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Report. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While the Company may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change and readers should not rely on those forward-looking statements as representing the Company’s views as of any date subsequent to the date of the filing of this report. A number of important factors could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed under the heading, “Future Due Diligence Considerations” in Part III.

Company Overview

Thermo Fisher is a Delaware corporation and was incorporated in 1956. The Company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. Thermo Fisher has approximately 50,000 employees and serves more than 400,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings.

We serve our customers with products through four premier brands, Thermo Scientific, Applied Biosystems, Invitrogen and Fisher Scientific. Thermo Scientific, Applied Biosystems and Invitrogen, our self-manufactured brands, as well as our private-label Fisher Scientific products are in-scope for our 2014 SEC conflict minerals reporting. Third party products that are sold by Fisher Scientific are out of scope, as the Company had no control over the manufacturing of these products. For a broader description of our brands, please refer to our most recent annual 10-K filing.

[1]	SEC Final Rule p.71
[2]	SEC Final Rule p.71
[3]	OECD (2011), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

Our mission is to enable our customers to make the world healthier, cleaner and safer by helping our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. In line with this mission, we are committed to the responsible sourcing of materials used in our products, and we strive to interact with partners who share these values.

II.	MEASURES TAKEN TO MEET OECD DUE DILIGENCE GUIDANCE

Design of Measures to Meet OECD Guidance

Our conflict minerals due diligence framework has been designed to be in line with the steps of the OECD Guidance, as applicable for downstream companies (as the term is defined in the OECD Guidance), in all material respects. In conformity to the OECD Guidance’s five step process, we designed our due diligence measures to:

1.	Establish strong Company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by Rule 13p-1.

Measures Performed to Meet OECD Guidance

As our reasonable country of original inquiry (“RCOI”) indicated that some of our products contain 3TG minerals sourced from the Covered Countries, we performed due diligence measures in line with the five steps outlined above. This section outlines what each step of our process covered, followed by the procedures we performed to address these requirements.

Step One: Establish strong Company management systems for conflict minerals supply chain due diligence and reporting compliance

In order to establish strong management systems for conflict minerals, we first established a cross functional project stakeholder group with representation from the necessary internal departments. This group was led by our Legal and Sourcing departments, and we had a dedicated Project Manager for this process. We engaged a major international accounting firm to assist the Company in designing and implementing our conflict minerals program. We also engaged Assent Compliance to assist with the implementation of the Company’s conflict minerals program.

We developed a conflict minerals statement, which can be viewed on our public website, and established a project framework captured in our Conflict Minerals Standard Operating Procedure.

We designed and distributed a series of internal training materials and conducted training sessions to educate affected internal employees on our conflict minerals process and how to communicate with external parties on this subject.

Conflict minerals language was added to our standard supplier contracts and our Supplier Code of Conduct to support our conflict minerals program. We invited our suppliers to attend a live Q&A webinar session. The recorded session and concurrent written presentation was distributed to all in-scope suppliers.

Step Two: Identify and assess conflict minerals risks in our supply chain

In accordance with improving our supply chain due diligence for this reporting year, we refined our scoping process to identify a more optimal subset of our supply base. This was accomplished by enlisting our product commodity experts who were tasked to assign 3TG risk levels for each product commodity classification in their area of expertise. This process resulted in 7,865 in-scope suppliers representing approximately 64% of our manufactured spend.

Reasonable Country of Origin Inquiry (“RCOI”)

Acting on the Company’s behalf, Assent Compliance conducted the supplier survey portion of the RCOI. The survey employed the Conflict Minerals Reporting Template, version 3.02 (the “CMRT”), developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative. The CMRT was developed to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free sourcing policy, the engagement process with its direct suppliers, and identification of the smelters used by the supplier. Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also contacted by the Assent Compliance Supply Chain team in one on one communications. This included two to three follow ups from the supply chain team. After three incidents of non-responsiveness, suppliers were then contacted via email and phone by the Company’s procurement team members as an escalation to encourage their response via CMRT forms to Assent Compliance.

Assent Compliance’s communications include training and education on the completion of the CMRT form as well as access to a Supplier Resource Center designed to alleviate any remaining confusion for suppliers. All communications were monitored and tracked in Assent’s system for future reporting and transparency.

Due Diligence Performed

A notable addition to our program is automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or incomplete so that data is still retained. Suppliers are contacted in regards to incomplete forms and are encouraged to resubmit a valid form.

We received survey responses from approximately one-half of our in-scope suppliers. Approximately 95 percent of our responding suppliers indicated that they either did not use 3TG or were not sourcing 3TG from the Covered Countries.

Some of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. Other than to the extent of the communication outlined in Step Four, we do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent Compliance compared these facilities listed in the responses to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce and the London Bouillon Market Association and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI. We have validated 281 smelters or refiners as listed by our suppliers and are working to validate the additional smelter/refiner entries from the submitted CMRTs. For the steps to be taken in regard to the rest of these smelters, please see our involvement in the Conflict-Free Sourcing Initiative outlined in Step Four. We have included the current list of valid smelters disclosed to us by our suppliers in Exhibit 1 of this report.

Step Three: Design and implement strategies to respond to conflict minerals risks identified

From our perspective at this stage in conflict minerals compliance, it appears that many of our suppliers are in the middle of their process and do not have answers beyond “unknown”. We are helping suppliers receive training and education to better their processes. Evaluating and tracking the strength of their program helps us adhere to the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses.

We evaluated the strengths of each of our suppliers’ programs based on a series of criteria. A supplier’s willingness to improve their program will be tracked and incorporated into our future conflict minerals program, including procurement decisions.

Step Four: Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations

As a member of the CFSI, we leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP independently audits the source, including mines of origin and chain of custody of the 3TG minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent audit has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines in the Covered Countries.

In order to further the efforts of the CFSI, we are actively participating on the data collection team that is revising and testing future conflict minerals survey templates. We are also collaborating with the CFSI on many levels, including providing the CFSI with smelter information and communicating directly with the facilities that the CFSI is actively pursuing.

Step Five: Report on our conflict minerals supply chain due diligence activities, as required by Rule 13p-1

Based on the results of the supplier survey and associated supplier due diligence, a Form SD and this Conflict Minerals Report were prepared. This document has been prepared to describe the steps of our conflict minerals process and has been reviewed and approved by executive management.

To facilitate other companies in their reporting, we also reported the results of our RCOI and supplier due diligence to our customers who solicited a conflict minerals response using the conflict minerals survey template version 3.02.

Report of Independent Private Sector Auditor

Pursuant to the SEC Rule, we were not required to have an independent private sector audit for this report. However, we have worked with our external auditors to ensure that our process is auditable in future years. We will continue to develop and build upon our due diligence measures for the current year to increase supplier response and further understand the smelters within our supply chain.

III.	FUTURE DUE DILIGENCE CONSIDERATIONS

In order to improve on our supply chain due diligence practices from the current year, we plan to incorporate the following measures, among others, for compliance in future years:

•	Re-examine our scoping approach to ensure that we have surveyed the optimal subset of our supply base

•	Implement a risk rating smelter system and collaborate with our supply base to mitigate the highest risk smelters in our supply chain

•	Implement program enhancements that provide additional tools and resources for our international suppliers and suppliers with less sophisticated programs

•	Strengthen our supplier due diligence by surveying more frequently and expanding supplier training opportunities

IV.	DUE DILIGENCE RESULTS

After conducting the due diligence described in this report, we have found that none of our suppliers that source from the Covered Countries have reason to believe that they benefited or financed armed conflict in the Covered Countries.

As of April 17, 2015, 210 of the smelters identified by our supply base are verified or progressing towards a conflict free validation per the CFSI. An additional 71 smelters are known smelters per the CFSI. Finally, we are working on validating whether additional smelters identified by our supply base are actual smelters as opposed to being simply another tier of supplier or non-existent company. Please note that smelter information provided by our suppliers has not been directly tied to our products as we received company level disclosures.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware that there are 20 smelters sourcing from the Covered Countries and which have also been certified as conflict-free. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or business unit level indicated an “unknown” status in terms of determining the origin of 3TGs.

Exhibit 1: EICC-GeSI Smelter List

Mineral	Smelter	Facility Location
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.*	Japan
Gold	Aktyubinsk Copper Company TOO	Russian Federation
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd**	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux SA**	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic Of
Gold	Doduco	Germany
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey

Mineral	Smelter	Facility Location
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc*	United States
Gold	Johnson Matthey Ltd*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazzinc Ltd*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry*	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.*	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Met-Mex Peñoles, S.A.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt. Ltd*	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals, LLC*	United States
Gold	Ohura Precious Metal Industry Co., Ltd*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa

Mineral	Smelter	Facility Location
Gold	Republic Metals Corporation*	United States
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.**	United States
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SAMWON METALS Corp.	Korea, Republic Of
Gold	Schone Edelmetaal*	Netherlands
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd*	China
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals**	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China
Gold	Tokuriki Honten Co., Ltd*	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom**	Korea, Republic Of
Gold	Umicore Brasil Ltda*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.**	Japan
Gold	Yokohama Metal Co Ltd**	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co. Ltd*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource., Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand

Mineral	Smelter	Facility Location
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp*	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Phoenix Metal Ltd**	Rwanda
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	QuantumClean*	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd*	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex*	United States
Tantalum	Ulba*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material CO.,LTD*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	China
Tantalum	Zhuzhou Cement Carbide*	China
Tin	Alpha*	United States
Tin	China Rare Metal Materials Company*	China
Tin	China Tin Group Co., Ltd.**	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa**	Brazil
Tin	CV Gita Pesona**	Indonesia
Tin	CV JusTindo**	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah**	Indonesia

Mineral	Smelter	Facility Location
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa*	Japan
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals**	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu’s Minerais Metais e Ligas LTDA*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	Metallo Chimique*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.**	Thailand
Tin	O.M. Manufacturing Philippines, Inc.**	Philippines
Tin	OMSA*	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng**	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari**	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Donna Kembara Jaya	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima**	Indonesia

Mineral	Smelter	Facility Location
Tin	PT Karimun Mining**	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajwa International	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah**	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA*	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung**	Taiwan
Tin	Soft Metais, Ltda.**	Brazil
Tin	Thaisarco*	Thailand
Tin	VQB Mineral and Trading Group JSC**	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.**	China
Tin	Yunnan Tin Company, Ltd.*	China
Tungsten	A.L.M.T. Corp.**	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.**	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.**	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.**	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.**	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.**	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.**	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.**	China

Mineral	Smelter	Facility Location
Tungsten	H.C. Starck GmbH**	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG**	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.**	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.**	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.**	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	China
Tungsten	Kennametal Fallon**	United States
Tungsten	Kennametal Huntsville**	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Niagara Refining LLC**	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC**	Viet Nam
Tungsten	Sanher Tungsten Vietnam Co., Ltd.**	Viet Nam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.**	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Wolfram Company CJSC**	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.**	China

*	Verified as Conflict Free as of 4/17/2015
**	Progressing Towards Conflict Free Status as of 4/17/2015